Exhibit 99.1

FOR IMMEDIATE RELEASE

Institutional Investors:
Peter Sands
W. P. Carey Inc.
212-492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
212-492-8920
ir@wpcarey.com

Press Contact:
Guy Lawrence
Ross & Lawrence
212-308-3333
gblawrence@rosslawpr.com

W. P. Carey Inc. Announces Second Quarter 2020 Financial Results

New York, NY – July 31, 2020 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), a net lease real estate investment trust, today reported its financial results for the second quarter ended June 30, 2020.

Total Company

•	Net income attributable to W. P. Carey of $105.3 million, or $0.61 per diluted share

•	AFFO of $197.9 million, or $1.14 per diluted share

•	Quarterly cash dividend raised to $1.042 per share, equivalent to an annualized dividend rate of $4.168 per share

•	2020 AFFO guidance remains withdrawn

Business Segments

Real Estate

•	Overall collection rate of 96% for 2020 second quarter rent due and 98% for July rent due

•	Segment net income attributable to W. P. Carey of $81.8 million

•	Segment AFFO of $191.7 million, or $1.10 per diluted share

•	Investment volume of $148.2 million, bringing investment volume for the first half of 2020 to $403.9 million

•	Active capital investment projects of $42.4 million expected to be completed in 2020, of which $30.3 million remains to be funded

•	Portfolio occupancy of 98.9%

•	Weighted-average lease term of 10.7 years

W. P. Carey Inc. 6/30/2020 Earnings Release 8-K – 1

Investment Management

•	Segment net income attributable to W. P. Carey of $23.5 million

•	Segment AFFO of $6.2 million, or $0.04 per diluted share

•	CWI 1 and CWI 2 merger and management internalization closed in April 2020

Balance Sheet and Capitalization

•	Completed an underwritten public offering of common stock under forward sale agreements for gross proceeds of approximately $382 million, of which $100 million was settled during the second quarter

•	Well-positioned balance sheet, with significant liquidity, limited near-term debt maturities and minimal funding commitments remaining on the Company’s capital investment projects

MANAGEMENT COMMENTARY

“Our second quarter results reflect the consistently strong rent collections we achieved throughout the period, which have continued into July, and are a direct result of our disciplined investment process and diversified approach,” said Jason Fox, Chief Executive Officer of W. P. Carey. “With substantial liquidity, enhanced by the equity forward we successfully completed in June, we’re ideally positioned and motivated to dial up investment activity in the second half of the year.”

QUARTERLY FINANCIAL RESULTS

Revenues

•	Total Company: Revenues, including reimbursable costs, for the 2020 second quarter totaled $290.5 million, down 4.8% from $305.2 million for the 2019 second quarter.

•
Real Estate: Real Estate revenues, including reimbursable costs, for the 2020 second quarter were $283.6 million, down 2.7% from $291.5 million for the 2019 second quarter. Lease revenues increased, primarily through the combined impact of net acquisitions, rent escalations and the conversion of certain self-storage operating properties to net leases commencing June 1, 2019, which was partly offset by the impact of the COVID-19 pandemic on rent collections during the 2020 second quarter. In addition to the conversion of self-storage properties to net leases, operating revenues also reflected the disposition of a hotel operating property in the 2020 first quarter. Lease termination and other income included an elevated level of lease-related settlements in the 2019 second quarter.

•
Investment Management: Investment Management revenues, including reimbursable costs, for the 2020 second quarter were $6.9 million, down 49.6% from $13.7 million for the 2019 second quarter, due primarily to lower asset management revenues resulting from the management internalization by CWI 1 and CWI 2.

Net Income Attributable to W. P. Carey

•
Net income attributable to W. P. Carey for the 2020 second quarter was $105.3 million, up 59.5% from $66.0 million for the 2019 second quarter. Net income from Investment Management attributable to W. P. Carey increased, due primarily to a non-cash net gain of $33.0 million recognized within equity earnings during the current year period upon the redemption of the Company’s special general partner interests in CWI 1 and CWI 2 in connection with the CWI 1 and CWI 2 merger. Net income from Real Estate attributable to W. P. Carey increased, due primarily to the impact of net acquisitions and lower interest expense.

W. P. Carey Inc. 6/30/2020 Earnings Release 8-K – 2

Adjusted Funds from Operations (AFFO)

•
AFFO for the 2020 second quarter was $1.14 per diluted share, down 6.6% from $1.22 per diluted share for the 2019 second quarter. AFFO from the Company’s Real Estate segment (Real Estate AFFO) decreased due primarily to the impact of COVID-19 on rent collections during the 2020 second quarter, partly offset by the accretive impact of net investment activity and rent escalations. AFFO from the Company’s Investment Management segment reflected the Company’s continued move out of Investment Management through the management internalization by CWI 1 and CWI 2, resulting in lower asset management fees and distributions from the Company’s special general partner interests, which was substantially offset by the reallocation of general and administrative expenses to the Company’s Real Estate segment.

Note: Further information concerning AFFO and Real Estate AFFO, which are both non-GAAP supplemental performance metrics, is presented in the accompanying tables and related notes.

Dividend

•
As previously announced, on June 11, 2020 the Company’s Board of Directors declared a quarterly cash dividend of $1.042 per share, equivalent to an annualized dividend rate of $4.168 per share. The dividend was paid on July 15, 2020 to stockholders of record as of June 30, 2020.

AFFO GUIDANCE

•	The Company’s previous 2020 AFFO guidance remains withdrawn.

BALANCE SHEET AND CAPITALIZATION

Forward Equity Offering

•
As previously announced, on June 22, 2020, the Company completed an underwritten public offering of an aggregate of 5,462,500 shares of common stock under forward sale agreements (which included the full exercise of the underwriters' option to purchase additional shares) at a gross offering price of $70.00 per share, which was sold on a forward basis at an initial forward sale price of $68.35 per share in connection with certain forward sale agreements, for gross proceeds of approximately $382 million (anticipated net proceeds of approximately $373 million at closing).

•
During the 2020 second quarter, the Company settled a portion of the forward sale agreements, issuing 1,463,500 shares for net proceeds of $100 million. The Company has the ability to settle the remaining 3,999,000 shares under the forward sale agreements by December 17, 2021, for anticipated net proceeds of approximately $269 million as of June 30, 2020.

Balance Sheet Positioning

•
The Company’s balance sheet remained well-positioned at the end of the 2020 second quarter, with significant liquidity, limited near-term debt maturities and minimal funding commitments remaining on its capital investment projects, as follows:

•
approximately $2.2 billion of total liquidity, including $1.8 billion of capacity available on the Company’s Senior Unsecured Credit Facility, available net proceeds under the forward sale agreements of $269 million and cash and cash equivalents of $137 million;

•	$110 million of non-recourse (mortgage) debt due in 2020 and $241 million due in 2021;

•	no unsecured debt maturities until 2023; and

•	$30.3 million remaining to be funded on active capital investment projects expected to be completed in 2020.

W. P. Carey Inc. 6/30/2020 Earnings Release 8-K – 3

REAL ESTATE

COVID-19 Update on Rent Collections

•	The Company received 96% of contractual base rent that was due in the 2020 second quarter and 98% of contractual base rent that was due in July.

•	2020 second quarter collection rates by property type were:

Industrial	98%
Warehouse	94%
Office	99%
Retail	98%
Fitness, movie theaters and restaurants	37%
Self Storage (net lease)	100%
Other	98%

•	2020 second quarter collection rates by geography were:

U.S.	96%
Europe	97%
Other	100%

Note: Given the significant uncertainty regarding the duration and severity of the impact of COVID-19, the Company is unable to predict the impact COVID-19 will have on its tenants’ continued ability to pay rent. Therefore, information provided regarding historical rent collections should not serve as an indication of expected future rent collections. Additional details regarding the Company’s update relating to COVID-19 can be found in a presentation furnished as Exhibit 99.3 of the Current Report on Form 8-K filed on July 31, 2020.

Investments

•
During the 2020 second quarter, the Company completed three capital investment projects at a total cost of $148.2 million, bringing total investment volume for the six months ended June 30, 2020 to $403.9 million.

•
As of June 30, 2020, the Company had six capital investment projects outstanding for an expected total investment of approximately $170.9 million, of which three projects totaling $42.4 million (with $30.3 million remaining to be funded) are currently expected to be completed during 2020.

Dispositions

•	During the 2020 second quarter, the Company did not dispose of any properties. Total disposition proceeds for the six months ended June 30, 2020 were $116.3 million.

Composition

•
As of June 30, 2020, the Company’s net lease portfolio consisted of 1,216 properties, comprising 142 million square feet leased to 352 tenants, with a weighted-average lease term of 10.7 years and an occupancy rate of 98.9%. In addition, the Company owned 19 self-storage operating properties and one hotel operating property, totaling approximately 1.4 million square feet.

W. P. Carey Inc. 6/30/2020 Earnings Release 8-K – 4

INVESTMENT MANAGEMENT

Merger and Internalization of CWI 1 and CWI 2

•
The Carey Watermark Investors Incorporated (CWI 1) and Carey Watermark Investors 2 Incorporated (CWI 2) merger was approved by their stockholders on April 8, 2020 and closed on April 13, 2020, with CWI 2 as the surviving entity. In connection with the merger, the Company entered into an internalization agreement and a transition services agreement. Following the close of the merger, CWI 2 was renamed Watermark Lodging Trust, Inc., and the Company received 1,300,000 shares of CWI 2 preferred stock with a fair value of $46.3 million and 2,840,549 shares in CWI 2 common stock with a fair value of $11.6 million.

* * * * *

Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2020 second quarter and certain prior quarters, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on July 31, 2020.

* * * * *

Live Conference Call and Audio Webcast Scheduled for 10:00 a.m. Eastern Time
Please dial in at least 10 minutes prior to the start time.

Date/Time: Friday, July 31, 2020 at 10:00 a.m. Eastern Time
Call-in Number: 1-877-465-1289 (U.S.) or +1-201-689-8762 (international)

Live Audio Webcast and Replay: www.wpcarey.com/earnings

* * * * *

W. P. Carey Inc.

W. P. Carey ranks among the largest net lease REITs with an enterprise value of approximately $18 billion and a diversified portfolio of operationally-critical commercial real estate that includes 1,216 net lease properties covering approximately 142 million square feet as of June 30, 2020. For over four decades, the company has invested in high-quality single-tenant industrial, warehouse, office, retail and self-storage properties subject to long-term net leases with built-in rent escalators. Its portfolio is located primarily in the U.S. and Northern and Western Europe and is well-diversified by tenant, property type, geographic location and tenant industry.

www.wpcarey.com

* * * * *

W. P. Carey Inc. 6/30/2020 Earnings Release 8-K – 5

Cautionary Statement Concerning Forward-Looking Statements

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast” and other comparable terms. These forward-looking statements include, but are not limited to, statements made by Mr. Fox regarding W. P. Carey’s potential investment activity in the second half of 2020. These statements are based on the current expectations of our management and it is important to note that our actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable risks or uncertainties, like the risks related to the effects of pandemics and global outbreaks of contagious diseases or the fear of such outbreaks (such as the current COVID-19 pandemic) and those additional risk factors discussed in reports that we have filed with the SEC could also have material adverse effects on our future results, performance or achievements. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Part II, Item 1A. Risk Factors in W. P. Carey’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and Part I, Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the year ended December 31, 2019. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

* * * * *

W. P. Carey Inc. 6/30/2020 Earnings Release 8-K – 6

W. P. CAREY INC.
Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share amounts)

	June 30, 2020	December 31, 2019
Assets
Investments in real estate:
Land, buildings and improvements (a)	$10,287,575	$9,856,191
Net investments in direct financing leases	752,630	896,549
In-place lease intangible assets and other	2,197,714	2,186,851
Above-market rent intangible assets	896,051	909,139
Investments in real estate	14,133,970	13,848,730
Accumulated depreciation and amortization (b)	(2,257,551)	(2,035,995)
Assets held for sale, net (c)	—	104,010
Net investments in real estate	11,876,419	11,916,745
Equity investments in the Managed Programs and real estate (d)	284,643	324,004
Cash and cash equivalents	137,157	196,028
Due from affiliates	11,074	57,816
Other assets, net	747,878	631,637
Goodwill	898,842	934,688
Total assets	$13,956,013	$14,060,918

Liabilities and Equity
Debt:
Senior unsecured notes, net	$4,384,879	$4,390,189
Unsecured term loans, net	290,827	—
Unsecured revolving credit facility	22,366	201,267
Non-recourse mortgages, net	1,424,195	1,462,487
Debt, net	6,122,267	6,053,943
Accounts payable, accrued expenses and other liabilities	515,811	487,405
Below-market rent and other intangible liabilities, net	197,223	210,742
Deferred income taxes	134,519	179,309
Dividends payable	183,738	181,346
Total liabilities	7,153,558	7,112,745

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 173,890,427 and 172,278,242 shares, respectively, issued and outstanding	174	172
Additional paid-in capital	8,815,108	8,717,535
Distributions in excess of accumulated earnings	(1,765,892)	(1,557,374)
Deferred compensation obligation	42,014	37,263
Accumulated other comprehensive loss	(290,613)	(255,667)
Total stockholders’ equity	6,800,791	6,941,929
Noncontrolling interests	1,664	6,244
Total equity	6,802,455	6,948,173
Total liabilities and equity	$13,956,013	$14,060,918
________

(a)	Includes $83.3 million and $83.1 million of amounts attributable to operating properties as of June 30, 2020 and December 31, 2019, respectively.

(b)
Includes $1.1 billion and $1.0 billion of accumulated depreciation on buildings and improvements as of June 30, 2020 and December 31, 2019, respectively, and $1.2 billion and $1.1 billion of accumulated amortization on lease intangibles as of June 30, 2020 and December 31, 2019, respectively.

(c)	At December 31, 2019, we had one hotel operating property classified as Assets held for sale, net, which was sold in January 2020.

(d)
Our equity investments in real estate totaled $235.7 million and $194.4 million as of June 30, 2020 and December 31, 2019, respectively. Our equity investments in the Managed Programs totaled $48.9 million and $129.6 million as of June 30, 2020 and December 31, 2019, respectively.

W. P. Carey Inc. 6/30/2020 Earnings Release 8-K – 7

W. P. CAREY INC.
Quarterly Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019
Revenues
Real Estate:
Lease revenues	$280,303	$282,110	$269,802
Lease termination income and other	1,917	6,509	6,304
Operating property revenues	1,427	5,967	15,436
	283,647	294,586	291,542
Investment Management:
Asset management revenue	4,472	9,889	9,790
Reimbursable costs from affiliates	2,411	4,030	3,821
Structuring and other advisory revenue	—	494	58
	6,883	14,413	13,669
	290,530	308,999	305,211
Operating Expenses
Depreciation and amortization	107,477	116,194	113,632
General and administrative	17,472	20,745	19,729
Reimbursable tenant costs	13,796	13,175	13,917
Property expenses, excluding reimbursable tenant costs	11,651	10,075	9,915
Stock-based compensation expense	2,918	2,661	4,936
Reimbursable costs from affiliates	2,411	4,030	3,821
Operating property expenses	1,388	5,223	10,874
Merger and other expenses	1,074	187	696
Subadvisor fees	192	1,277	1,650
Impairment charges	—	19,420	—
	158,379	192,987	179,170
Other Income and Expenses
Interest expense	(52,182)	(52,540)	(59,719)
Equity in earnings (losses) of equity method investments in the Managed Programs and real estate (a)	33,983	(45,790)	3,951
Other gains and (losses) (b)	8,847	(4,423)	(671)
Gain (loss) on sale of real estate, net	—	11,751	(362)
	(9,352)	(91,002)	(56,801)
Income before income taxes	122,799	25,010	69,240
(Provision for) benefit from income taxes	(7,595)	41,692	(3,119)
Net Income	115,204	66,702	66,121
Net income attributable to noncontrolling interests (a)	(9,904)	(612)	(83)
Net Income Attributable to W. P. Carey	$105,300	$66,090	$66,038

Basic Earnings Per Share	$0.61	$0.38	$0.39
Diluted Earnings Per Share	$0.61	$0.38	$0.38
Weighted-Average Shares Outstanding
Basic	173,401,749	173,249,236	171,304,112
Diluted	173,472,755	173,460,053	171,490,625

Dividends Declared Per Share	$1.042	$1.040	$1.034

W. P. Carey Inc. 6/30/2020 Earnings Release 8-K – 8

W. P. CAREY INC.
Year-to-Date Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Six Months Ended June 30,
	2020	2019
Revenues
Real Estate:
Lease revenues	$562,413	$532,741
Lease termination income and other	8,426	9,574
Operating property revenues	7,394	31,432
	578,233	573,747
Investment Management:
Asset management revenue	14,361	19,522
Reimbursable costs from affiliates	6,441	7,689
Structuring and other advisory revenue	494	2,576
	21,296	29,787
	599,529	603,534
Operating Expenses
Depreciation and amortization	223,671	226,011
General and administrative	38,217	41,014
Reimbursable tenant costs	26,971	27,088
Property expenses, excluding reimbursable tenant costs	21,726	19,827
Impairment charges	19,420	—
Operating property expenses	6,611	21,468
Reimbursable costs from affiliates	6,441	7,689
Stock-based compensation expense	5,579	9,101
Subadvisor fees	1,469	3,852
Merger and other expenses	1,261	842
	351,366	356,892
Other Income and Expenses
Interest expense	(104,722)	(121,032)
Equity in (losses) earnings of equity method investments in the Managed Programs and real estate (a)	(11,807)	9,442
Gain on sale of real estate, net	11,751	571
Other gains and (losses)	4,424	284
	(100,354)	(110,735)
Income before income taxes	147,809	135,907
Benefit from (provision for) income taxes	34,097	(990)
Net Income	181,906	134,917
Net income attributable to noncontrolling interests (a)	(10,516)	(385)
Net Income Attributable to W. P. Carey	$171,390	$134,532

Basic Earnings Per Share	$0.99	$0.79
Diluted Earnings Per Share	$0.99	$0.79
Weighted-Average Shares Outstanding
Basic	173,325,493	169,280,360
Diluted	173,514,894	169,520,508

Dividends Declared Per Share	$2.082	$2.066
__________

(a)
Amounts for the three and six months ended June 30, 2020 include a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 merger, which reflects the allocation of $34.3 million of goodwill within our Investment Management segment.

(b)
Amount for the three months ended June 30, 2020 is primarily comprised of realized gains on foreign currency exchange derivatives of $4.4 million and a net release of our allowance for credit losses reserve of $3.6 million.

W. P. Carey Inc. 6/30/2020 Earnings Release 8-K – 9

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019
Net income attributable to W. P. Carey	$105,300	$66,090	$66,038
Adjustments:
Depreciation and amortization of real property	106,264	114,913	112,360
Impairment charges	—	19,420	—
(Gain) loss on sale of real estate, net	—	(11,751)	362
Proportionate share of adjustments to equity in net income of partially owned entities (a) (b) (c)	(19,117)	50,477	4,489
Proportionate share of adjustments for noncontrolling interests (d)	(588)	578	(31)
Total adjustments	86,559	173,637	117,180
FFO (as defined by NAREIT) Attributable to W. P. Carey (e)	191,859	239,727	183,218
Adjustments:
Above- and below-market rent intangible lease amortization, net	12,956	11,780	16,450
Straight-line and other rent adjustments (f)	(11,720)	(7,092)	(7,975)
Other (gains) and losses (g)	(4,259)	9,815	5,724
Amortization of deferred financing costs	2,993	3,089	2,774
Stock-based compensation	2,918	2,661	4,936
Merger and other expenses	1,074	187	696
Other amortization and non-cash items	488	408	1,706
Tax benefit – deferred and other (h) (i) (j)	(229)	(47,923)	(933)
Proportionate share of adjustments to equity in net income of partially owned entities (b) (k)	1,251	3,895	1,876
Proportionate share of adjustments for noncontrolling interests (d)	579	(7)	(7)
Total adjustments	6,051	(23,187)	25,247
AFFO Attributable to W. P. Carey (e)	$197,910	$216,540	$208,465

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (e)	$191,859	$239,727	$183,218
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (e)	$1.11	$1.38	$1.07
AFFO attributable to W. P. Carey (e)	$197,910	$216,540	$208,465
AFFO attributable to W. P. Carey per diluted share (e)	$1.14	$1.25	$1.22
Diluted weighted-average shares outstanding	173,472,755	173,460,053	171,490,625

W. P. Carey Inc. 6/30/2020 Earnings Release 8-K – 10

W. P. CAREY INC.
Quarterly Reconciliation of Net Income from Real Estate to Adjusted Funds from Operations (AFFO) from Real Estate (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019
Net income from Real Estate attributable to W. P. Carey	$81,825	$100,914	$60,768
Adjustments:
Depreciation and amortization of real property	106,264	114,913	112,360
Impairment charges	—	19,420	—
(Gain) loss on sale of real estate, net	—	(11,751)	362
Proportionate share of adjustments to equity in net income of partially owned entities (b)	3,352	3,365	4,489
Proportionate share of adjustments for noncontrolling interests (d)	(588)	578	(31)
Total adjustments	109,028	126,525	117,180
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (e)	190,853	227,439	177,948
Adjustments:
Above- and below-market rent intangible lease amortization, net	12,956	11,780	16,450
Straight-line and other rent adjustments (f)	(11,720)	(7,092)	(7,975)
Other (gains) and losses (g)	(5,437)	10,973	5,888
Tax benefit – deferred and other (i)	(3,051)	(37,956)	(853)
Amortization of deferred financing costs	2,993	3,089	2,774
Stock-based compensation	2,918	1,970	3,482
Merger and other expenses	935	(132)	696
Other amortization and non-cash items	488	209	1,510
Proportionate share of adjustments to equity in net income (loss) of partially owned entities (c) (k)	166	(274)	(89)
Proportionate share of adjustments for noncontrolling interests (d)	579	(7)	(7)
Total adjustments	827	(17,440)	21,876
AFFO Attributable to W. P. Carey – Real Estate (e)	$191,680	$209,999	$199,824

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (e)	$190,853	$227,439	$177,948
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (e)	$1.10	$1.31	$1.04
AFFO attributable to W. P. Carey – Real Estate (e)	$191,680	$209,999	$199,824
AFFO attributable to W. P. Carey per diluted share – Real Estate (e)	$1.10	$1.21	$1.17
Diluted weighted-average shares outstanding	173,472,755	173,460,053	171,490,625

W. P. Carey Inc. 6/30/2020 Earnings Release 8-K – 11

W. P. CAREY INC.
Year-to-Date Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Six Months Ended June 30,
	2020	2019
Net income attributable to W. P. Carey	$171,390	$134,532
Adjustments:
Depreciation and amortization of real property	221,177	223,463
Impairment charges	19,420	—
Gain on sale of real estate, net	(11,751)	(571)
Proportionate share of adjustments to equity in net income of partially owned entities (a) (b) (c)	31,360	8,913
Proportionate share of adjustments for noncontrolling interests (d)	(10)	(61)
Total adjustments	260,196	231,744
FFO (as defined by NAREIT) Attributable to W. P. Carey (e)	431,586	366,276
Adjustments:
Tax benefit – deferred and other (h) (i) (j) (l)	(48,152)	(5,861)
Above- and below-market rent intangible lease amortization, net	24,736	32,377
Straight-line and other rent adjustments (f)	(18,812)	(14,233)
Amortization of deferred financing costs	6,082	5,498
Stock-based compensation	5,579	9,101
Other (gains) and losses	5,556	10,654
Merger and other expenses	1,261	842
Other amortization and non-cash items	896	2,273
Proportionate share of adjustments to equity in net income of partially owned entities (b) (k)	5,146	3,337
Proportionate share of adjustments for noncontrolling interests (d)	572	(32)
Total adjustments	(17,136)	43,956
AFFO Attributable to W. P. Carey (e)	$414,450	$410,232

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (e)	$431,586	$366,276
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (e)	$2.49	$2.16
AFFO attributable to W. P. Carey (e)	$414,450	$410,232
AFFO attributable to W. P. Carey per diluted share (e)	$2.39	$2.42
Diluted weighted-average shares outstanding	173,514,894	169,520,508

W. P. Carey Inc. 6/30/2020 Earnings Release 8-K – 12

W. P. CAREY INC.
Year-to-Date Reconciliation of Net Income from Real Estate to Adjusted Funds from Operations (AFFO) from Real Estate (Unaudited)
(in thousands, except share and per share amounts)

	Six Months Ended June 30,
	2020	2019
Net income from Real Estate attributable to W. P. Carey	$182,739	$114,176
Adjustments:
Depreciation and amortization of real property	221,177	223,463
Impairment charges	19,420	—
Gain on sale of real estate, net	(11,751)	(571)
Proportionate share of adjustments to equity in net income of partially owned entities (b)	6,717	8,913
Proportionate share of adjustments for noncontrolling interests (d)	(10)	(61)
Total adjustments	235,553	231,744
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (e)	418,292	345,920
Adjustments:
Tax benefit – deferred and other (i)	(41,007)	(363)
Above- and below-market rent intangible lease amortization, net	24,736	32,377
Straight-line and other rent adjustments (f)	(18,812)	(14,233)
Amortization of deferred financing costs	6,082	5,498
Other (gains) and losses	5,536	9,817
Stock-based compensation	4,888	6,282
Merger and other expenses	803	842
Other amortization and non-cash items	697	2,012
Proportionate share of adjustments to equity in net income of partially owned entities (b) (k)	(108)	26
Proportionate share of adjustments for noncontrolling interests (d)	572	(32)
Total adjustments	(16,613)	42,226
AFFO Attributable to W. P. Carey – Real Estate (e)	$401,679	$388,146

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (e)	$418,292	$345,920
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (e)	$2.41	$2.04
AFFO attributable to W. P. Carey – Real Estate (e)	$401,679	$388,146
AFFO attributable to W. P. Carey per diluted share – Real Estate (e)	$2.31	$2.29
Diluted weighted-average shares outstanding	173,514,894	169,520,508
__________

(a)
Amounts for the three and six months ended June 30, 2020 include a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 merger, which reflects the allocation of $34.3 million of goodwill within our Investment Management segment.

(b)
Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Equity in earnings of equity method investments in the Managed Programs and real estate on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.

(c)
Amounts for the three months ended March 31, 2020 and six months ended June 30, 2020 include non-cash other-than-temporary impairment charges totaling $47.1 million recognized on our equity investments in CWI 1 and CWI 2.

(d)	Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.

(e)	FFO and AFFO are non-GAAP measures. See below for a description of FFO and AFFO.

(f)	Amounts for the three months ended March 31, 2020 and six months ended June 30, 2020 include straight-line rent write-offs totaling $3.1 million, based on a collectibility analysis.

(g)
AFFO amount for the three months ended June 30, 2020 is primarily comprised of a net release of our allowance for credit losses reserve of $3.6 million, gains from foreign currency movements of $3.4 million, unrealized loss on derivatives of $(1.4) million and loss on marketable securities of $(1.2) million. Real Estate AFFO amount for the three months ended June 30, 2020 is primarily comprised of a net release of allowance for credit losses reserve of $3.6 million, losses from foreign currency movements of $3.3 million and unrealized loss on derivatives of $(1.4) million. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.

(h)
Amounts for the three and six months ended June 30, 2020 include one-time taxes incurred upon the recognition of taxable income associated with the accelerated vesting of shares previously issued by CWI 1 and CWI 2 to us for asset management services performed, in connection with the CWI 1 and CWI 2 merger.

(i)
Amounts for the three months ended March 31, 2020 and six months ended June 30, 2020 include a non-cash deferred tax benefit of $37.2 million as a result of the release of a deferred tax liability relating to our investment in shares of a cold storage operator, which converted to a REIT during that period and is therefore no longer subject to federal income taxes.

(j)
Amounts for the three months ended March 31, 2020 and six months ended June 30, 2020 include a one-time tax benefit of $7.2 million as a result of carrying back certain net operating losses in accordance with the CARES Act, which was enacted on March 27, 2020.

(k)
Beginning with the first quarter of 2020, this adjustment includes dividends received from CWI 1 and CWI 2 for AFFO (through April 13, 2020, the closing date of the CWI 1 and CWI 2 merger) and from WLT for both AFFO and Real Estate AFFO (after April 13, 2020) in place of our pro rata share of net income from our ownership of shares of CWI 1, CWI 2, and WLT, as applicable. We did not receive any such dividends during the second quarter of 2020, due to the adverse effect of COVID-19.

(l)	Amount for the six months ended June 30, 2019 includes a current tax benefit, which is excluded from AFFO as it was incurred as a result of the CPA:17 Merger.

W. P. Carey Inc. 6/30/2020 Earnings Release 8-K – 13

Non-GAAP Financial Disclosure

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. (NAREIT), an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO.

We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, allowance for credit losses, stock-based compensation, non-cash environmental accretion expense and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange transactions (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs that are currently not engaged in acquisitions, mergers and restructuring, which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 6/30/2020 Earnings Release 8-K – 14